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                                                                EXHIBIT 11

                        PAULA FINANCIAL AND SUBSIDIARIES

              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

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
                                                            YEARS ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1995      1996       1997
                                                          -----     -----    -------

Net income                                                  300     3,923      5,159
                                                          -----     -----    -------
                                                          -----     -----    -------
Weighted average shares outstanding for calculating
     basic earnings per share                             1,851     1,897      2,737

Convertible preferred stock                               1,882     1,882      1,527
Warrants                                                     16        40         49

Options                                                      14        92        352
                                                          -----     -----    -------

Total shares for calculating diluted earnings
     per share                                            3,763     3,911      4,665
                                                          -----     -----    -------
                                                          -----     -----    -------

Basic earnings per share                                   0.16      2.07       1.88
                                                          -----     -----    -------
                                                          -----     -----    -------

Diluted earnings per share                                 0.08      1.00       1.11
                                                          -----     -----    -------
                                                          -----     -----    -------

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